Exhibit 10.1

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

This Option, Right of First Refusal, and Waiver in Amendment to Omnibus Agreement and Gas Gathering and Processing Agreement (this “Agreement”) is executed as of this 9th day of June 2009 (the “Effective Date”) by and among Quicksilver Resources Inc. (“Quicksilver”), Quicksilver Gas Services LP (the “MLP”), Quicksilver Gas Services GP LLC (“General Partner”), Cowtown Pipeline Partners L.P. (“CPP”), and Cowtown Gas Processing Partners L.P. (“CGPP”), who each individually may be referred to as a “Party” and together are referred to as the “Parties”.

Recitals

I.	Quicksilver, the MLP, and General Partner are parties to that certain Omnibus Agreement, effective as of August 10, 2007 (the “Omnibus Agreement”).

II.
Quicksilver, CPP, and CGPP are parties to that certain Sixth Amended and Restated Gas Gathering and Processing Agreement, dated to be effective as of September 1, 2008 (the “Gas Gathering and Processing Agreement”).

III.
On August 8, 2008 (the “Alliance Closing Date”), Quicksilver acquired certain oil and gas assets, including midstream assets, in the Alliance Airport area of Tarrant and Denton counties in the State of Texas, a portion of which constitute Subject Assets.

IV.
On March 25, 2009, consistent with the provisions of Subsection 2.3(b)(i) of the Omnibus Agreement, Quicksilver transmitted a notice and Offer to General Partner to sell those Subject Assets and other related assets (together, the “Alliance Midstream Assets”) to the MLP.

V.
The notice and Offer also contained a request by Quicksilver that, should the MLP elect not to pursue the purchase of the Alliance Midstream Assets, the MLP, CPP, and CGPP waive certain rights granted them under the Omnibus Agreement and the Gas Gathering and Processing Agreement.

VI.	The MLP, General Partner, CPP, and CGPP have agreed to waive certain rights as requested by Quicksilver, but only in accordance with the provisions of this Agreement.

Now therefore, for and in consideration of the premises, covenants, conditions, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Quicksilver (for itself and for the other Quicksilver Entities), the MLP (for itself and for the other Partnership Entities except the General Partner, CPP, and CGPP, who are executing this Agreement independently), the General Partner, CPP, and CGPP agree as follows:

1.	Definitions. Capitalized words, terms, and phrases not otherwise defined in this Agreement shall have the meanings given them in the Omnibus Agreement.

2.
Omnibus Agreement waiver.  Effective from and after the Alliance Closing Date, the lands described and depicted on Exhibit “A” to this Agreement (the “Alliance Waiver Area”) shall be excluded from the definition of Quicksilver Counties.  Except as provided in this Agreement, the Partnership Entities waive any and all rights arising under the Omnibus Agreement and pertaining to the Alliance Waiver Area.

3.
Gas Gathering and Processing Agreement waiver. Effective from and after the Alliance Closing Date, the Alliance Waiver Area shall be excluded from the definition of “Contract Area”, as that term is used in the Gas Gathering and Processing Agreement.

4.
Grant of Option. Unless earlier terminated as provided in this Agreement, beginning on the Effective Date and ending on August 10, 2017 (the “Option Term”), the MLP shall have an option (the “Option”) to acquire not less than all of the Option Assets.  For purposes of this Agreement, the “Option Assets” shall, subject to any conveyances permitted under Sections 6 and 7, consist of:

a.	the Alliance Midstream Assets, and any additions, extensions, expansions, upgrades, modifications, and changes to them located in the Alliance Waiver Area;

b.
any other assets located, constructed, or maintained by any of the Quicksilver Entities and located in the Alliance Waiver Area that, but for Sections 2 and 3 of this Agreement, would be considered either Subject Assets or part of the Gathering System (as that term is defined in the Gas Gathering and Processing Agreement) or both; and

c.	all contracts, agreements, instruments, and other rights then applicable to the items described in Subsections 4.a and 4.b above.

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

5.           Option terms and conditions.  Exercise of the Option shall be governed by the following:

a.	If the MLP desires to exercise the Option, it shall notify Quicksilver (the “Option Notice”) of such desire. The Option Notice shall include:

i.	the MLP’s proposed purchase price for the Option Assets, which shall not be less than the MLP’s good faith estimate of the fair market value of the Option Assets (the “Purchase Price”); and

ii.	the form of a definitive agreement, containing commercially reasonable terms, to effectuate the purchase and sale of the Option Assets (the “PSA”).

b.
As soon as practicable, but in any event within 30 days after receipt of the Option Notice, Quicksilver shall notify the MLP (the “Option Response”) whether Quicksilver agrees with the proposed Purchase Price and PSA.

c.
If Quicksilver agrees with the proposed Purchase Price and the PSA, the MLP and all applicable Quicksilver Entities and Partnership Entities shall, as soon as commercially reasonable, execute the PSA and proceed to close the sale of the Option Assets.

d.
If Quicksilver and the MLP are unable to agree on either the Purchase Price or the terms and conditions of the PSA within 30 days after the MLP’s receipt of the Option Response, Quicksilver and the MLP shall engage a mutually acceptable independent banking firm or other independent Person that is an expert in valuing midstream assets like the Option Assets (the “Option Assets Valuation Expert”).  Quicksilver and the MLP shall each bear ½ of the costs and expenses associated with the engagement and employment of the Option Assets Valuation Expert.  The Option Assets Valuation Expert shall determine, to the extent that the Parties are unable to agree: i. the fair market value of the Option Assets, which shall be their Purchase Price; and ii. commercially reasonable terms and conditions of the PSA.  The Option Assets Valuation Expert shall provide his final determination within 30 days of being engaged by Quicksilver and the MLP.  The Option Assets Valuation Expert’s determination regarding the Purchase Price and PSA shall be final and binding upon the Parties.  As soon as practicable after such determination, the MLP shall: i. execute the PSA along with the other Parties and proceed

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

to close the sale of the Option Assets; or ii. should the MLP fail to execute the PSA within 10 days of the Option Assets Valuation Expert’s determination, this Agreement, including the Option and the ROFR (defined in Section 6), shall terminate and be of no further force or effect.

e.
The Option shall not be affected by any failure to close the sale of the Option Assets pursuant to the PSA, so long as the failure is not due to the fault of the MLP or any of the Partnership Entities.

f.
Notwithstanding the other provisions of this Agreement, any PSA executed by the Parties pursuant to the MLP’s exercise of the Option shall require the MLP to assume and be liable for all then-existing duties, obligations, and liabilities pertaining to the Option Assets.

6.	Right of first refusal.

a.
If, during the Option Term, one or more of the Quicksilver Entities accepts an offer from a Person other than a Partnership Entity or a Quicksilver Entity (each such person, a “Purchaser”) to purchase all or any part of the Option Assets during the Option Term, Quicksilver shall promptly notify the MLP of that acceptance (each, a “Sale Notice”).  The Sale Notice shall state the Purchaser’s name and address and contain the terms and conditions of the proposed purchase of Option Assets by the Purchaser.  The MLP shall have a right (a “ROFR”) for 30 days following its receipt of each Sale Notice (each period being a “Sale Notice Period”) to elect to purchase the Option Assets on the same terms and conditions as contained in the Sale Notice.  If the MLP: i. does not elect to purchase the identified Option Assets in accordance with their corresponding Sale Notice during the Sale Notice Period; or ii. after properly electing to purchase such Option Assets, fails to close their sale in accordance with the terms and conditions contained in the Sale Notice, the Quicksilver Entities shall have the right to convey the Option Assets identified in the Sale Notice free and clear of the Option and ROFR (and upon such terms and conditions as the Quicksilver Entities may determine) for a period of one year following the end of the Sale Notice Period (each period being a “Free Period”).  If, however, the Quicksilver Entities fail to convey the Option Assets identified in a Sale Notice during the corresponding Free Period, such Option Assets shall be again subject to the Option and ROFR (unless the Option Term should expire prior to the end of the Free Period).

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

b.           If Quicksilver transmits a Sale Notice to the MLP within 30 days of the end of the Option Term, the ROFR shall be extended for a period sufficient to accommodate the time periods for notice and exercise of the ROFR under Subsection 6.a.

7.
Agreement subject to certain senior rights.  Notwithstanding anything in this Agreement to the contrary, the Quicksilver Entities may convey all or any part of the Option Assets among themselves at any time during the Option Term and the ROFR shall not apply to any such conveyances.  However, all such interests in the Option Assets shall be owned and held by the Quicksilver Entities subject to the Option and the ROFR.

8.
Right to review records.  During the Option Term, and upon reasonable notice to Quicksilver, the MLP shall have the right to access and review all documents, books, and records owned, held, or controlled by Quicksilver and reasonably required by the MLP to make a fair market evaluation of the Option Assets.

9.
Choice of law.  This Agreement shall be subject to and governed by the laws of the State of Texas. The Parties hereby submit to the exclusive venue of a state or federal court having jurisdiction and located in Ft. Worth, Tarrant County, Texas.

10.
Notices.  All notices, requests, or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing them in the United States mail, addressed to the person or entity to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by fax. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by fax shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to any of the Parties pursuant to this Agreement shall be sent to or made at its address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 10:

a.	For notices to any of the Quicksilver Entities:

Quicksilver Resources Inc.
777 West Rosedale Street
Fort Worth, Texas 76104
Phone: (817) 665-5000
Fax: (817) 665-5004
Attention: Law Department

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

b.           For notices to any of the Partnership Entities:

Quicksilver Gas Services L.P.
777 West Rosedale Street
Fort Worth, Texas 76104
Phone: (817) 665-5000
Fax: (817) 665-5004
Attention: Law Department

11.
Entire agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained within it, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained in this Agreement.

12.
Termination.  This Agreement, including the Option and ROFR, shall terminate upon a Change of Control of General Partner or the MLP, other than any Change of Control of General Partner or the MLP that may be deemed to have occurred pursuant to clause (iv) of the definition of Change of Control in the Omnibus Agreement solely as a result of a Change of Control of Quicksilver.  Notwithstanding any other provision of this Agreement, if General Partner is removed as general partner of the MLP under circumstances where Cause does not exist and Common Units held by the General Partner and its Affiliates are not voted in favor of such removal, this Agreement may immediately thereupon be terminated by Quicksilver.

13.
Effect of waiver or consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Party in the performance of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Person hereunder. Failure on the part of a Party to complain of any act of any other Party or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

14.
Amendment or modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the MLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of General Partner, will have an adverse effect on the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

15.
Assignment; third party beneficiaries. Except as otherwise permitted by Section 7, no Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties. Each of the Parties specifically intends that the Quicksilver Entities and the Partnership Entities, as applicable (and whether or not a Party to this Agreement), shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit, or privilege to any such entity.

16.
Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

17.
Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to any other Person or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.
Gender and sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural. All references to Section and Subsection numbers refer to sections of this Agreement.

19.
Further assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and all such transactions.

20.
Laws and regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule, or regulation or the MLP Agreement.

21.
Negation of rights of limited partners, assignees and third parties. Except as set forth in Section 15, the provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, shareholder, or assignee of Quicksilver or the MLP or other Person shall have the right, separate and apart from Quicksilver or the MLP, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

22.
No recourse against officers or directors. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of any of the Quicksilver Entities or any of the Partnership Entities.

Quicksilver:

Quicksilver Resources Inc.
a Delaware corporation

By:	/s/ Glenn Darden
Printed Name:	Glenn Darden
Title:	President and C.E.O.

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Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

MLP:

Quicksilver Gas Services LP
a Delaware limited partnership

By:	Quicksilver Gas Services GP LLC
a Delaware limited liability company
its general partner

By:	/s/ Thomas F. Darden
Printed Name:	Thomas F. Darden
Title:	President and C.E.O.

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Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

General Partner:

Quicksilver Gas Services GP LLC
a Delaware limited liability company

By:	/s/ Thomas F. Darden
Printed Name:	Thomas F. Darden
Title:	President and C.E.O.

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Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

CPP:

Cowtown Pipeline Partners L.P.
a Texas limited partnership

By:	Quicksilver Gas Services Operating GP LLC
a Delaware limited liability company
its general partner

By:	/s/ Jeff Cook
Printed Name:	Jeff Cook
Title:	Executive Vice President - C.O.O.

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Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

CGPP:

Cowtown Gas Processing Partners L.P.
a Texas limited partnership

By:	Quicksilver Gas Services Operating GP LLC
a Delaware limited liability company
its general partner

By:	/s/ Jeff Cook
Printed Name:	Jeff Cook
Title:	Executive Vice President - C.O.O.

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement

Exhibit “A”

Alliance Waiver Area

(see attached page)

Option, Right of First Refusal, and Waiver in Amendment to
Omnibus Agreement and Gas Gathering and Processing Agreement
Exhibit “A”

Denton Co.
Tarrant Co.
Alliance Acreage
Alliance Waiver Area boundary
NAD 27 State Plane North Central Texas
Composed by:Petty (5/14/09) Revision by: Carpenter (5/08/09)
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QUICKSILVER
RESOURCES